            As filed with the Securities and Exchange Commission on May 22, 2000
                                          Registration No. 333-
                                                               ----------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                                    AMERICORP
             (Exact name of registrant as specified in its charter)


           CALIFORNIA                                       77-0164985
           ----------                                       ----------
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                        Identification No.)


304 E. Main Street, Ventura CA                                  93001
---------------------------------                              -------
(Address of Principal Executive Offices)                      (Zip Code)


                        1998 Americorp Stock Option Plan
                        --------------------------------
                            (Full title of the plan)


                               Gerald J. Lukiewski
                      President and Chief Executive Officer
                                    Americorp
                               304 E. Main Street
                                Ventura CA 93001
                                ----------------
                     (Name and address of agent for service)


                                 (805) 658-6633
                                 --------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed           Proposed
 Title of                           maximum            maximum
securities         Amount           offering          aggregate       Amount of
  to be            to be             price            offering      registration
registered      registered (1)     per share (2)      price (2)         fee
--------------------------------------------------------------------------------

Common Stock,   260,000 shares      $16.875           $4,387,500       $1,220
$0.50 par value

--------------------------------------------------------------------------------
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become subject to options under the 1998 Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g).

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     Americorp has previously registered shares of its common stock in connection with the 1998 Stock Option Plan. This Registration Statement merely registers additional shares of common stock in connection with such Plan and is filed in accordance with General Instruction E of Form S-8. The file number of the previous Registration Statement relating to shares for the 1998 Stock Option Plan is 333-90227 and the contents of such Registration Statement are incorporated herein by this reference.


         ITEM 8.  EXHIBITS.
         4a                1998 Americorp Stock Option Plan, as amended

         4b Form of stock option agreement (previously filed in Registration Statement 333-90227)

         5                 Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

         23a               Consent of Vavrinek, Trine, Day & Co.

         23b               Consent of Fanning & Karrh

         23c               Consent of Reitner & Stuart is contained in the opinion filed as Exhibit 5


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California on May 18, 2000.

AMERICORP


By:      /s/ Gerald J. Lukiewski
         ------------------------------
         GERALD J. LUKIEWSKI
         President and Chief Executive Officer


By:      /s/ Keith Sciarillo
         ------------------------------
         KEITH SCIARILLO
         Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                                              Dated:
/s/ ALLEN W. JUE
-------------------------                   Chairman of the                   May 18, 2000
ALLEN W. JUE                                Board of
                                            Directors


/s/ MICHAEL T. HRIBAR
-------------------------                   Director                          May 18, 2000
MICHAEL T. HRIBAR


/s/ ROBERT J. LAGOMARSINO
-------------------------                   Director                          May 18, 2000
ROBERT J. LAGOMARSINO


/s/ GERALD J. LUKIEWSKI
-------------------------                   Director                          May 18, 2000
GERALD J. LUKIEWSKI


/s/ E. THOMAS MARTIN
-------------------------                   Director                          May 18, 2000
E. THOMAS MARTIN


/s/ HARRY L. MAYNARD
-------------------------                   Director                          May 18, 2000
HARRY L. MAYNARD


/s/ EDWARD P. PAUL
-------------------------                   Director                          May 18, 2000
EDWARD P. PAUL


/s/ JOSEPH L. PRISKE
-------------------------                   Director                          May 18, 2000
JOSEPH L. PRISKE



-------------------------                   Director                          May __, 2000
JACQUELINE S. PRUNER

                                  EXHIBIT INDEX

                                                                                Page at which
                                                                                Exhibit Appears
                                                                                in Sequentially
Exhibit                             Description                                 Numbered Copy
-------                             -----------                                 ---------------
4a                1998 Americorp Stock Option Plan, as amended

5 Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

23a               Consent of Vavrinek, Trine, Day & Co.

23b               Consent of Fanning & Karrh

23c               Consent of Reitner & Stuart*



-------------------------------
*  Contained in the opinion filed as Exhibit 5